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                                                                    EXHIBIT 99.1




                                                      Contact: Mark Buckley, CFO
                                                           Westbury Metals Group
                                                                  (516) 997-8333



            WESTBURY METALS GROUP EXPECTS TO FILE ANNUAL REPORT FOR
       FISCAL YEAR 2000 BY MID JANUARY 2001 AND 2001 FIRST QUARTER REPORT
                             BY LATE JANUARY 2001.
                          FISCAL 2000 REVENUE UP 186%

WESTBURY, NY, December 11, 2000--Westbury Metals Group, Inc. (OTCBB: WMET) said today it now expects a further delay in filing its financial reports for the year ended June 30, 2000 and its restated financial reports for its fiscal quarters ended December 31, 1999 and March 31, 2000 until mid January 2001. It had previously reported that these financial reports would be filed by December 11th, 2000.

This further delay in filing its financial reports with the Securities and Exchange Commission ("SEC") is a result of a determination by the Company that it is necessary to change its inventory valuation method for its unrefined precious metals inventories from the market valuation method currently being used to lower of cost or market. The Company and its auditors have been researching and reviewing the applicable accounting rules in order to determine the Company's eligibility to continue the practice of using the market value method for all of its precious metals inventories. After extensive research and a review of the comments made by the SEC at its December 4th annual national conference, which specifically addressed this issue, the Company and its auditors have determined that the lower of cost or market valuation method for the Company's unrefined precious metals inventories is the appropriate valuation method. This change will entail an audit of the Company's financial reports by its independent auditors using the lower of cost or market valuation method, which will commence on December 12, 2000. Consequently, the Company has revised its timetable for filing the above referenced financial reports until mid January 2001.

The Company is pleased to announce that its revenue for the fiscal year ended June 30, 2000 rose 186% to $98.7 million from $34.5 million in fiscal 1999.

Given the aforementioned inventory accounting change, the Company expects to file its quarterly report for the fiscal quarter ended September 30, 2000 by late January 2001. Preliminary indications for this fiscal quarter show an improvement in revenues and income from operations compared with the prior year's same fiscal quarter.

About Westbury Metals Group

Westbury, New York-based Westbury Metals Group, a rapidly growing consolidator in the precious metals industry, fabricates silver for industrial uses, reclaims platinum and palladium from automotive catalytic converters and refines precious metals, gold and silver from industrial users such as electronics, chemical, aerospace and jewelry companies as well as conducting trading and hedging operations. In the past two years, the Company has acquired three silver fabricators: Anton Nolls of Kearny, NJ, in March 1998; Reliable, Inc., a Naugatuck, CT based supplier of anodes and salts for silver plating as well as silver and sterling wire, strip and grain products, in June 1999; and the silver products business of SPM Corp. of Montvale, VA, in May 2000. In addition, Westbury Metals Group, through its Westbury Mint division, has a licensing agreement with the World Wrestling Federation Entertainment, Inc., to create coins and medallions featuring WWF superstars in silver and gold.

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Forward Looking Statements

This press release may be deemed to contain forward-looking information. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company's financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results include, but are not limited to, the impact of competitive products, changes in law and regulations, availability of raw materials, dependence on distributors and customers, litigation, limitations on future financing, the effect of adverse publicity, uncertainties relating to acquisitions, managing and maintaining growth, customer demands, as well as other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company's website, http://www.westburymetals.com.

SOURCE:  Westbury Metals Group, Inc.